FOR IMMEDIATE RELEASE

             eLEC Welcomes Former Time Warner Executive Gayle Greer
                            to its Board of Directors

White Plains, NY - January 26, 2005 - eLEC Communications Corp. (OTCBB:ELEC), a CLEC and integrated packet communications service provider, today announced that it has appointed Gayle Greer to the company's Board of Directors. Additionally, Greer will serve on eLEC's Audit Committee as an independent director. Greer retired from Time Warner Entertainment in 1998 after serving 20 years in a variety of executive positions, including Senior Vice President of Time Warner Communications and Group Vice President of Time Warner Cable.

eLEC's CEO, Paul Riss, commented, "Gayle brings to eLEC a wealth of knowledge and expertise in telecom and cable. During her 20-year tenure at Time Warner, for instance, she managed the integration of telephony and cable operations in several cable divisions. In addition, as an independent director, Gayle adds strength to our Board from an accountability standpoint, underscoring our strong commitment to be Sarbanes-Oxley compliant."

Riss added, "Gayle is highly regarded as one of the country's most prominent business executives, and we are very fortunate to have her join our Board of Directors. Her insight will be particularly important as we migrate from traditional circuit switched telephone service to our new Voice over IP (VoIP) service offerings through our subsidiary VoX Communications Corp."

Ms. Greer served as co-founder and Chairwoman of GS2.Net, a business service provider that delivered managed application solutions to emerging and aggressive growth companies in the broadband services market and to the charitable giving market through GS2.Net's portfolio company, Donor Net. She was also co-founder and past Chairwoman of the National Association of Minorities in Cable and Telecommunication. In addition, she serves on the board of directors of ING North America Financial Services Company, and One World Theater of Austin, TX. She received her bachelor's and master's degrees from the University of Houston.

Ms.  Greer's  management  experience  also  includes  more  than 10  years  with
non-profit   organizations  with  an  emphasis  on  community   development  and
empowerment, job development and affordable housing.

She has been featured in the Denver-based magazine, "In The Black," and has appeared as a guest panelist on "The Oprah Winfrey Show." Ms. Greer is the recipient of several awards, including Time Warner's Andrew Heiskell Community Services Award, The National Cable Television Association's Vanguard Award for Leadership, and the L.

Patrick Mellon Mentorship Award. She has also been featured in the Denver Business Journal's 1997-2001 Who's Who in Telecommunication.

About eLEC Communications
eLEC Communications Corp., headquartered in White Plains, NY, is a publicly traded local telecommunications company that is taking advantage of the convergence of the technological and regulatory developments in the Internet and telecommunications markets. eLEC provides an integrated suite of communications services to business and residential customers, including local, long distance, dedicated access, and VoIP.

About VoX Communications
Based in Celebration, FL, VoX Communications is a wholly-owned subsidiary of eLEC Communications Corp. VoX provides enhanced Voice over IP (VoIP) telephone service to small business and residential customers who have a high-speed broadband Internet connection. VoX's VoIP service is a feature-rich, low-cost and high-quality alternative to traditional landline phone service. For more information, visit www.myvox.net.
                   -------------

This release contains forward-looking statements that involve risks and uncertainties. eLEC's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, certain risks and uncertainties over which the company may have no control. For further discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in eLEC's Annual Report on Form 10-KSB for the year ended November 30, 2003, eLEC's Quarterly Report on Form 10-QSB for the quarters ended February 29, 2004, May 31, 2004 and August 31, 2004 and any subsequent SEC filings.

                                      # # #


For more information, please contact:

Tammy Snook                                          Terry May
HighTech PR, Inc.                                    HighTech PR, Inc.
407-667-9355                                         904-387-3899
tammysnook@hightechpr.net                            terrymay@hightechpr.net
-------------------------                            -----------------------